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                                                                    EXHIBIT 4.3

                        HEALTHPLAN SERVICES CORPORATION

                       1996 EMPLOYEE STOCK PURCHASE PLAN
              ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 19, 1996

1.   Purposes.

     The 1996 Employee Stock Purchase Plan of HealthPlan Services Corporation (the "Plan") is intended to provide a method whereby employees of HealthPlan Services Corporation and any Subsidiary (as defined below) thereof (hereinafter referred to, unless the context otherwise requires, as the "Company"), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock of the Company, par value $0.01 per share (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.   Definitions.

     (a) "Committee" means the individuals described in Paragraph 12.

     (b) "Employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by (1) the Company or (2) any Subsidiary.

     (c) "Offering" and "Offerings" shall have the meanings set forth in Paragraph 4.

     (d) "Offering Commencement Date," with respect to an Offering under the Plan, means the first day of the applicable calendar quarter for such Offering pursuant to Paragraph 4.

     (e) "Offering Termination Date," with respect to an Offering under the Plan, means the last day of the applicable calendar quarter for such Offering pursuant to Paragraph 4.

     (f) "Option" means the option granted to each participating Employee pursuant to Paragraph 6.

      (f) "Plan Administrator" means the Controller of the Company.




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     (g) "Subsidiary" means any present or future corporation which (i) would be a "subsidiary corporation" as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Board of Directors.

3.   Eligibility.

     (a) Any Employee who shall have completed one year of service and shall be employed by the Company or any Subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in the Plan.

     (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an Option to participate in the Plan:

           (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (for purposes of this paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

           (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4.   Offering Dates.

     The Plan will be implemented by consecutive quarterly offerings of the Company's Common Stock (referred to herein collectively as "Offerings" and individually as an "Offering") commencing on July 1, 1996, and continuing until the earlier of (i) the date on which a total of 250,000 shares of Common Stock have been issued under the Plan or (ii) June 30, 2001.

     Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.   Participation.

     (a) An eligible Employee may participate in the Plan by completing an authorization for payroll deduction on the form provided by the Company (an "Authorization") and filing it with the office of the Plan Administrator on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering. Each Authorization shall authorize a regular payroll deduction from the Employee's compensation. Once an Employee has filed an Authorization, he or she will automatically participate in subsequent



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Offerings until and unless he or she withdraws from an Offering pursuant to
Paragraph 7(b) or Paragraph 9.

     (b) The Company will maintain payroll deduction accounts for all Employees participating in the Plan. An Employee shall authorize a payroll deduction of a specified dollar amount per pay period, during the period within which he or she elects to become a participant in the Plan, subject to the limitations of Paragraph 3. There shall be no maximum limitation on the amount of payroll deductions for any participating Employee. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

     (c) Except as provided in Paragraph 7(b) or 9, a participant may not make any changes to his or her participation during an Offering and, specifically, a participant may not during an Offering alter the amount of his or her payroll deductions for such Offering. An Employee may make a change in his or her payroll deduction for a subsequent Offering by filing a new Authorization with the Plan Administrator prior to the Offering Commencement Date of such Offering.

6.   Granting of Option.

     (a) For each of the Offerings, a participating Employee shall be deemed to have been granted an option (the "Option") to purchase, on the applicable Offering Termination Date, the number of shares of Common Stock determined as follows: 85% of the market value of a share of Common Stock on the applicable Offering Termination Date shall be divided into the amount in such Employee's payroll deduction account on such date. The market value of Common Stock shall be determined as provided in subparagraph (b) below.

     (b) The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be 85% of the last reported sale price of the Common Stock on the New York Stock Exchange, as published in The Wall Street Journal, on the Offering Termination Date applicable to such Offering (or on the nearest prior regular business date on which shares of Common Stock shall be traded in the event that no shares of Common Stock shall have been traded on the Offering Termination Date).

7.   Exercise of Option.

     With respect to each Offering during the term of the Plan:

           (a) Unless a participant gives written notice of withdrawal to the Company as hereinafter provided, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable Option Exercise Price.

           (b) By written notice to the Plan Administrator at any time on or before the date set therefor by the Committee, which date shall be prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all the accumulated payroll deduction in his or her account at such time.


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8.   Custody and Issuance of Stock.

     The Plan Administrator will forward to each participating Employee a confirmation or a quarterly statement indicating the number of shares acquired under the provisions of the Plan (including fractional shares to the fourth decimal) for his or her account, the cost thereof, the date of acquisition and the total number of shares then credited to his or her account. A participating Employee may at any time withdraw from his or her account part or all of any whole shares then credited to such account by filing with the Plan Administrator written notice in such form as the Plan Administrator shall have prescribed therefor. A withdrawal of shares shall have no effect on the participating Employee's payroll deductions and shall not effect a termination of his or her interest in the Plan. All federal or state transfer taxes, if any, which may be due upon any withdrawal of shares from the Plan will be paid by the participant. Upon the death of a participating Employee, the Plan Administrator shall issue a certificate representing all whole shares (with the balance, if any, for fractional shares to be remitted in cash at market value) to such deceased participant's designated beneficiary, or if no such beneficiary is designated, to his legal representative in accordance with the applicable laws of descent and distribution.

9.   Withdrawal.

     (a) As provided in Paragraph 7(b), a participant may withdraw payroll deductions credited to his or her account under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Plan Administrator of the Company. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat an attempt by an Employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 7(b), to withdraw such deductions.

     (b) A participant's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company; provided, however, that any participant who withdraws from an Offering in accordance with Paragraph 7(b) may not participate in another Offering for a period of at least six months following such withdrawal.

     (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability while in the employ of the Company or a Subsidiary, the payroll deductions credited to his or her account will be returned to the participant or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph, 13.



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     (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph
13) shall have the right to elect, by written notice given to the Plan Administrator prior to the expiration of a period of 30 days commencing with the date of the disability or death of the participant, either

           (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

           (ii) to exercise the participant's Option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's disability or death for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable Option price.

      In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary.

10.   Interest.

      No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee.

11.   Stock.

      (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan is 250,000 shares (subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 16). If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Paragraph 7 exceeds the number of shares of Common Stock which remain available for issue under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible. The Company may purchase shares on the open market in order to have shares available for purchase by participants in each Offering.

     (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.




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     (c) Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

12.  Administration.

     (a) The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

     (b) Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     (c) The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such time and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

13.  Designation of Beneficiary.

     A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Administrator. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 9(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and notice of election of the beneficiary to exercise the Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a



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participant and in the absence of a beneficiary validly designated under the
Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall prior to the death of the participant by whom he has been designated acquire any interest in the stock or cash credited to the participant under the Plan.

14.  Transferability.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 7(b).

15.  Use of Funds.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions, subject to the provisions of the Plan.

16.  Effect of Changes of Common Stock.

     In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations or mergers in which the Company is the surviving corporation, the aggregate number and class of shares available under this Plan and the Option Exercise Price per share may be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

17.  Amendment or Termination.

     The Board of Directors of the Company may at any time terminate or amend the Plan. Except as hereinafter provided, no such termination can affect Options previously granted, nor may an amendment make any change in any Option theretofore granted which would adversely affect the rights of any participant nor may an amendment be made without the approval of the stockholders of the Company within twelve months of such amendment if such amendment would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan.

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18.  Notices.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator.

19.  Merger or Consolidation.

     If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 16 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of assets in which the Company is not the surviving entity, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

20.  Approval of Stockholders.

     The Plan has been adopted by the Board of Directors of the Company, but is subject to the approval of the stockholders of the Company within twelve months of the date of adoption of the Plan by the Board of Directors. Notwithstanding any other provision of the Plan, no Option shall be exercised unless and until the stockholders of the Company approve the Plan.

21.  Registration and Qualification of the Plan Under Applicable Securities
     Laws.

     No Option shall be exercised under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under the applicable federal securities laws to the extent required by such laws.

22. No Employment Rights. The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

                               Adopted by the Board Directors on March 19, 1996.

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